UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (date of earliest event reported): February 13, 2013

FIRST INTERSTATE BANCSYSTEM, INC.

(Exact name of registrant as specified in its charter)

Montana	001-34653	81-0331430
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

401 North 31st Street, Billings, MT 59101

(Address of principal executive offices)

(406) 255-5390

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(d) Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 13, 2013, First Interstate BancSystem, Inc. (the “Registrant”) amended its Restricted Stock Award Grant Agreement for performance awards to certain executive officers made pursuant to the Registrant’s 2006 Equity Compensation Plan. Under the terms of the amended Restricted Stock Award Agreement, performance awards (“Performance Shares”) are subject to vesting as follows: (i) one-third of the Performance Shares awarded vest subject to achievement of pre-defined average return on assets goals; (ii) one-third of the Performance Shares awarded vest subject to achievement of pre-defined average return on equity; and (iii) one-third of the Performance Shares awarded vest subject to achievement of pre-defined average total shareholder return. Performance Shares awarded under the amended agreement are subject to forfeiture upon failure to achieve pre-defined performance objectives as of the vesting date or upon termination of the participant’s services to the Registrant prior to age 65.

Item 9.01(d) Financial Statements and Exhibits.

Exhibit 10.1 – Form of First Interstate BancSystem, Inc. 2006 Equity Compensation Plan Restricted Stock Award Grant Agreement (Employees) – Performance Awards.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 13, 2013

FIRST INTERSTATE BANCSYSTEM, INC.

By:	/s/ ED GARDING
Ed Garding
President and Chief Executive Officer